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                           OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                              CONNING CORPORATION

                                       AT

                              $12.50 NET PER SHARE

                                       BY

                               CC MERGER SUB INC.

                      AN INDIRECT WHOLLY OWNED SUBSIDIARY

                                       OF

                      METROPOLITAN LIFE INSURANCE COMPANY

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON
             MONDAY, APRIL 17, 2000, UNLESS THE OFFER IS EXTENDED.

                                                                  March 20, 2000

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated March 20, 2000 (the "Offer to Purchase"), and the related letter of transmittal (the "Letter of Transmittal," which together with the Offer to Purchase, as amended or supplemented from time to time, collectively constitute the "Offer") relating to the offer by CC Merger Sub Inc., a Missouri corporation ("Purchaser") and an indirect wholly owned subsidiary of Metropolitan Life Insurance Company, a New York life insurance company ("Parent"), to purchase all outstanding shares of Common Stock, par value $0.01 per share (the "Shares"), of Conning Corporation, a Missouri corporation (the "Company"), at a purchase price of $12.50 per Share, net to the seller in cash (less any required withholding taxes), without interest thereon, upon the terms and subject to the conditions set forth in the Offer. Holders of Shares whose certificates for such Shares (the "Share Certificates") are not immediately available, or who cannot deliver their Share Certificates and all other required documents to ChaseMellon Shareholder Services L.L.C. (the "Depositary") on or prior to the Expiration Date (as defined in the Offer to Purchase), or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

     WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

     Please note the following:

          1. The tender price is $12.50 per Share, net to you in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.
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          2. The Offer is being made for all outstanding Shares.

          3. The special committee of the Board of Directors of the Company has determined that the Offer and the Merger are fair to, advisable and in the best interests of the Company and its stockholders, and has recommended to the Board of Directors of the Company that it recommend to the Conning stockholders acceptance of the Offer and, if necessary, approval of the Merger Agreement (as defined below). The Board of Directors of the Company has determined that, based upon the recommendation of the special committee and other considerations, the Offer and the Merger are fair to, advisable and in the best interests of the Company and its stockholders and has voted to recommend to the Conning stockholders acceptance of the Offer and, if necessary, approval of the Merger Agreement. The Board of Directors of the Company recommends that the Company's stockholders tender their Shares pursuant to the Offer and, if necessary, approve the Merger Agreement.

          4. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of March 9, 2000 (the "Merger Agreement"), among Parent, Purchaser and the Company pursuant to which, following the consummation of the Offer and in accordance with the Missouri General and Business Corporation Law, and subject to the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent.

          5. THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THERE BEING VALIDLY TENDERED AND NOT PROPERLY WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER ENOUGH SHARES SO THAT, INCLUDING THE SHARES PARENT ALREADY BENEFICIALLY OWNS, PARENT WOULD CONTROL AT LEAST TWO-THIRDS OF THE OUTSTANDING SHARES. THE OFFER IS ALSO SUBJECT TO THE OTHER CONDITIONS SET FORTH IN THE OFFER TO PURCHASE. SEE SECTION 12, "CONDITIONS OF THE OFFER," OF THE OFFER TO PURCHASE.

          6. Any stock transfer taxes applicable to the sale of Shares to the Purchaser pursuant to the Offer will be paid by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

          7. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Monday, April 17, 2000, unless the Offer is extended.

          8. Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) Share Certificates or timely confirmation of the book-entry transfer of such Shares into the account maintained by the Depositary at The Depository Trust Company, pursuant to the procedures set forth in Section 3, "Acceptance for Payment and Payment for Common Shares," of the Offer to Purchase, (b) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase), in connection with a book-entry delivery, and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time, depending upon when Share Certificates or confirmations of book-entry transfer of such Shares into the Depositary's account at a Book-Entry Transfer Facility are actually received by the Depositary.

     If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the back page of this letter. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the back page of this letter. An envelope to return your instructions to us is enclosed. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares pursuant thereto, Purchaser will make a good faith effort to comply with such statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of Purchaser by Credit Suisse First Boston Corporation (the Dealer Manager), or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.
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          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                              CONNING CORPORATION

                                       BY

                               CC MERGER SUB INC.

                      AN INDIRECT WHOLLY OWNED SUBSIDIARY

                                       OF

                      METROPOLITAN LIFE INSURANCE COMPANY

     The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase, dated March 20, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which together with the Offer to Purchase constitute the "Offer") in connection with the offer by CC Merger Sub Inc., a Missouri corporation ("Purchaser") and an indirect wholly owned subsidiary of Metropolitan Life Insurance Company, a New York life insurance company, to purchase all outstanding shares of Common Stock, par value $.01 per share (the "Shares"), of Conning Corporation, a Missouri corporation, at a purchase price of $12.50 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase.

     This will instruct you to tender to Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

               Number of Shares to Be Tendered:           Shares*

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                                   Sign Below

Account Number:                          Signature(s)
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Dated:
---------------, 2000                    ---------------------------------------


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                          PLEASE TYPE OR PRINT NAME(S)

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                     PLEASE TYPE OR PRINT ADDRESS(ES) HERE

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                         AREA CODE AND TELEPHONE NUMBER

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              TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER(S)

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* Unless otherwise indicated, it will be assumed that you instruct us to tender all Shares held by us for your account.